Exhibit 99.5

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Financial Statements (Unaudited)

September 30, 2022 and 2021

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Table of Contents

(Unaudited)

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Financial Condition (Unaudited)

September 30, 2022 and December 31, 2021

	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$4,477,103	8,040,237
Investments at fair value	199,726	1,045,272
Equity method investments	50,227	1,563,918
Fees receivable	18,558,042	20,018,781
Right-of-use assets	8,111,819	—
Intangible assets, net	20,542,059	15,483,147
Goodwill	25,167,532	22,184,797
Fixed assets, net	978,968	1,217,659
Notes receivable from members	1,495,463	1,701,994
Other assets	7,174,132	3,801,040
Fair value of interest rate swap	264,652	—

Total assets	$87,019,723	75,056,845

Liabilities and Members’ Capital
Accrued compensation and profit sharing	$9,572,192	13,214,485
Accrued member distributions payable	7,000,000	4,000,000
Accounts payable and accrued expenses	7,287,362	4,439,168
Lease liabilities	8,742,360	—
Earn-in consideration, at fair value	1,091,168	—
Payable to equity method investees	—	1,042,608
Payable under delayed share purchase agreement	1,818,440	—
Term notes, line of credit and promissory notes	21,827,122	11,697,122
Fair value of interest rate swap	—	34,502
Deferred tax liability, net	33,964	106,988
Deferred rent	—	500,912

Total liabilities	57,372,608	35,035,785

Commitments and contingencies (Note 11)

Members’ capital – Class A	4,231	5,711
Members’ capital – Class B	30,819,693	39,582,385

Total members’ capital	30,823,924	39,588,096
Accumulated other comprehensive income	(1,523,022)	—
Non-controlling interest	346,213	432,964

Total equity	29,647,115	40,021,060

Total liabilities and equity	$87,019,723	75,056,845

See accompanying notes to unaudited consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)

For the Nine-Month Periods ended September 30, 2022 and September 30, 2021

	2022	2021
Income:
Trustee, investment management, and custody fees	$57,445,448	55,573,120

Total income	57,445,448	55,573,120

Operating expenses:
Compensation and employee benefits	36,969,079	35,155,035
Systems, technology, and telephone	4,577,201	3,562,155
Occupancy costs	3,398,570	2,639,757
Professional fees	5,480,210	4,399,290
Travel and entertainment	1,133,993	226,823
Marketing	677,627	775,626
Business insurance and taxes	868,881	966,427
Education and training	37,606	26,856
Contributions, donations and dues	137,904	100,629
Depreciation and amortization	355,942	540,147
Amortization of intangible assets	1,433,910	1,015,763

Total operating expenses	55,070,923	49,408,508

Operating income	2,374,525	6,164,612

Other income (expenses)
Interest and dividend income	100,138	35,191
Interest expense	(409,920)	(376,888)
Other investment gain, net	13,248	39,353
Income (loss) on equity method investments (Note 6)	31,504	(279,833)
Variable interest entity loss on investment (Note 3)	—	(146,265)
Change in fair value of interest rate swap	299,154	104,313
Other (expense)	(26,945)	(105,820)

Income before taxes	2,381,704	5,434,663

Income tax expense	(362,588)	(474,526)

Net income for the period	2,019,116	4,960,137

Net loss attributable to noncontrolling interest	86,751	112,564

Net income for the period attributable to the Company	$2,105,867	5,072,701

See accompanying notes to unaudited consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Unaudited)

For the Nine-Month Periods ended September 30, 2022 and September 30, 2021

	2022	2021
Net income for the period	$2,019,116	4,960,137
Other comprehensive income:
Foreign currency translation adjustments	(1,523,022)	—

Comprehensive income	$496,094	4,960,137

See accompanying notes to unaudited consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Changes in Equity (Unaudited)

For the Nine-Month Periods ended September 30, 2022 and September 30, 2021

	Class A	Class B	Total Members’ Capital	Accumulated other comprehensive income	Non- controlling Interest	Total Equity
Equity as of January 1, 2021	$7,766	38,502,252	38,510,018	—	—	38,510,018
Reclassification of loans to members to notes receivable from members (Note 12a)	—	625,778	625,778	—	—	625,778
Non-controlling interest shareholders’ equity	—	—	—	—	581,206	581,206
Member capital distributions	(1,736)	(7,887,423)	(7,889,159)	—	—	(7,889,159)
Reallocation of book capital as a result of member transactions	(1,519)	1,519	—	—	—	—
Restricted unit compensation	563	3,929,282	3,929,845	—	—	3,929,845
Operations:						—
Net income (loss) for the period	737	5,071,964	5,072,701	—	(112,564)	4,960,137

Equity as of September 30, 2021	$5,811	40,243,372	40,249,183	—	468,642	40,717,825

Equity as of January 1, 2022	5,711	39,582,385	39,588,096	—	432,964	40,021,060
Member capital distributions	(1,711)	(12,642,230)	(12,643,941)	—	—	(12,643,941)
Reallocation of book capital as a result of member transactions	(322)	322	—	—	—	—
Restricted unit compensation	252	1,773,650	1,773,902	—	—	1,773,902
Operations:						—
Net income (loss) for the period	301	2,105,566	2,105,867		(86,751)	2,019,116
Other comprehensive income for the period	—	—	—	(1,523,022)	—	(1,523,022)

Equity as of September 30, 2022	$4,231	30,819,693	30,823,924	(1,523,022)	346,213	29,647,115

See accompanying notes to unaudited consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

For the Nine-Month Periods ended September 30, 2022 and September 30, 2021

	2022	2021
Cash flows from operating activities:
Net income for the period	$2,019,116	4,960,137

Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,433,910	1,015,763
Depreciation and amortization	355,942	540,147
Losses (gains) on investments	(13,248)	(39,353)
(Income) loss on equity method investments	(31,504)	279,833
(Increase) in fair value of interest rate swap	(299,154)	(104,313)
Restricted unit compensation	1,773,902	3,929,845
Deferred income tax (benefit)	(73,024)	(63,289)
Forgiveness of debt of notes receivable from members	204,738	—
Changes in operating assets and liabilities:
Decrease (increase) in fees receivable	2,318,038	(2,106,477)
(Increase) decrease in other assets	(2,424,957)	323,405
Operating cash flow from operating leases	630,541	—
(Decrease) increase in deferred rent	(500,912)	118,561
(Decrease) increase in accrued compensation and profit sharing	(3,627,858)	1,738,198
(Decrease) increase in accounts payable and accrued expenses	1,493,352	2,018,281

Net cash provided by operating activities	3,258,882	12,610,738

Cash flows from investing activities:
Cash acquired from consolidation of variable interest entity	470,923	5,900
Loss on assets acquired	—	146,265
Purchase of Holbein	(8,096,949)	—
Purchase of TIH shares	(381,560)	—
Receipt of payments of notes receivable from members	344,677	—
Loans to members	(300,542)	(1,091,156)
Purchases of investments	(183,883)	(4,948)
Purchases of equity method investments	(265)	(1,246,700)
Distributions from investments	4,170	3,850
Sales of investments	921,889	39,233
Purchases of fixed assets	(55,328)	(1,000)

Net cash used in investing activities	(7,276,868)	(2,148,556)

Cash flows from financing activities:
Member distributions	(9,643,941)	(8,077,191)
Payments on term notes and line of credit	(2,170,000)	(8,220,000)
Borrowings on term notes and lines of credit	12,300,000	9,300,000
Payments on promissory notes	—	(2,786,293)

Net cash provided by (used in) financing activities	486,059	(9,783,484)

Effect of exchange rate changes on cash	(31,207)	—
Net (decrease) increase in cash	(3,563,134)	678,698
Cash and cash equivalents at beginning of the period	8,040,237	3,567,686

Cash and cash equivalents at end of the period	$4,477,103	4,246,384

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$514,398	304,356
Interest payments on term notes and line of credit	369,730	256,734
Supplemental disclosure of noncash financing activities:
Non-cash equity issuance	—	2,505,153
Non-cash repurchase of units with notes payable	—	6,000

See accompanying notes to unaudited consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

(1)	Description of the Business

Tiedemann Wealth Management Holdings, LLC (the “Company”) was incorporated in the state of Delaware on December 5, 2007, as a limited liability company. The Company’s members’ capital consists of Class A shares (voting) and Class B shares (nonvoting). The Company was formed for the purpose of serving as a holding company for its two main subsidiaries, Tiedemann Trust Company (“TTC”) and Tiedemann Advisors, LLC (“TA”) and to serve as a platform to build out the operating presence of these Tiedemann businesses. At September 30, 2022 the Company’s consolidated financial statements also include the subsidiaries Tiedemann Wealth Management Holdings, Inc., TWMH Investments, Inc., Tiedemann Wealth Management GP, LLC, Tiedemann Advisors GP, LLC, Integrated Wealth Platform, Inc. Holbein Partners, LP and Tiedemann International Holdings, AG.

TTC acts as a limited purpose trust company, conducting business principally in a trust or fiduciary capacity. TTC provides highly qualified investment and trust services, and objectively allocates all trust assets to independent, individual managers around the world. TTC’s primary regulator is the Delaware Office of the State Bank Commissioner (the “Commission”) and has its offices in Wilmington, Delaware. The Commission has communicated to the Company that it has established a policy that all trust companies have a minimum of 0.25% of managed assets in capitalization.

TA is a Registered Investment Advisor with the Securities and Exchange Commission. TA currently has offices in New York, New York; San Francisco, California; Seattle, Washington; Palm Beach, Florida; Dallas, Texas; Bethesda, Maryland; Portland, Oregon and Aspen, Colorado.

On September 19, 2021, the Company entered into a Business Combination Agreement by and among Cartesian Growth Corporation (“SPAC”), Rook MS LLC, Alvarium Investments Limited (“Alvarium”), TIG Trinity GP, LLC, TIG Trinity Management LLC (TIG Trinity GP, LLC together with TIG Trinity Management LLC, the “TIG Entities”), and Alvarium Tiedemann Capital, LLC. Pursuant to the reorganization plan of the Business Combination Agreement, the Company, TIG Entities and Alvarium would become the wholly owned subsidiaries of Alvarium Tiedemann Capital, LLC, which is the direct subsidiary of SPAC. Alvarium Tiedemann Capital, LLC, will receive the shares of SPAC upon closing and the SEC public registration. The transaction is expected to close during the first quarter of 2023.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying consolidated financial statements have been prepared under the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”) and conforms to prevailing practices within the financial services industry, as applicable to the Company.

The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to estimates and

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

assumptions include the useful lives of fixed assets and intangibles, the valuation of investments, deferred tax assets, deferred tax liabilities, share based compensation, income tax uncertainties, and other contingencies. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Goodwill

Goodwill represents the excess of the purchase price in a business combination over the fair value of the tangible and intangible assets acquired and the liabilities assumed. Under ASC 350, “Intangible—Goodwill and Other”, goodwill is not amortized, but rather is subject to an annual impairment test.

The Company tests goodwill for impairment as of October 1 of each year, or more frequently if events or changes in circumstances indicate that this asset may be impaired. For the purposes of impairment testing, the Company has determined that it has one reporting unit. The Company’s test of goodwill impairment starts with a qualitative assessment to determine whether it is necessary to perform a quantitative goodwill impairment test. If qualitative factors indicate that the fair value of the reporting unit is more likely than not equal to or more than its carrying amount, then no additional steps are necessary. If qualitative factors indicate that the fair value of the reporting unit is more likely than not less than its carrying amount, then a quantitative goodwill impairment test is performed. For the quantitative analysis, the Company compares the fair value of its reporting unit to its carrying value. If the estimated fair value exceeds its carrying value, goodwill is considered not to be impaired and no additional steps are necessary. However, if the fair value of the reporting unit is less than book value, then under the second step the carrying amount of the goodwill is compared to its implied fair value.

(c)	Intangible assets other than goodwill, net

Other intangible assets are amortized over their estimated useful lives using the straight-line method. Customer relationships have estimated useful lives ranging from 11 to 20 years. Computer software has a useful life of 5 years. Trade names have estimated useful lives of 0.8 years.

(d)	Impairment of long-lived assets

The Company’s long-lived assets and identifiable intangibles that are subject to amortization are reviewed for impairment in accordance with ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment indicators include any significant changes in the manner of the Company’s use of the assets and significant negative industry or economic trends.

Upon determination that the carrying value of a long-lived asset may not be recoverable based upon a comparison of aggregate undiscounted projected future cash flows to the carrying amount of the asset, an impairment charge is recorded for the excess of the carrying amount over fair value.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

The Company evaluates its long-lived assets, including property and equipment and intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable in accordance with ASC 360. Factors considered important that could result in an impairment review include significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of acquired assets, significant negative industry or economic trends, and a significant decline in the Company’s stock price for a sustained period of time. The Company recognizes impairment based on the difference between the fair value of the asset and its carrying value. Fair value is generally measured based on either quoted market prices, if available, or a discounted cash flow analysis.

(e)	Revenue Recognition

The Company accounts for revenue in accordance with ASC 606, “Revenue from Contracts with Customers”. Revenues from contracts with customers consist of investment management, trustee, and custody fees. All trustee, investment management and custody fees are earned in the United States. Pursuant to ASC 606, the Company recognizes revenue at the time of transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Under this standard, revenue is based on a contract with a determinable transaction price and a distinct performance obligation with probable collectability. Revenue is not recognized until the performance obligation is satisfied and control is transferred to the customer.

Investment management, trustee and custody fees are recognized over the period in which the investment management services are performed, using a time-based output method to measure progress. The amount of revenue varies from one reporting period to another as levels of assets under advisement (“AUA”) change (from inflows, outflows, and market movements) and as the number of days in the reporting period change. No judgment or estimates by management are required to record revenue related to these transactions and pricing is clearly identified within the contract.

For services provided to each client account, the Company charges an investment management, inclusive of custody, and/or trustee fee based on the fair value of the AUA of such account representing a single performance obligation. For assets for which valuations are not available on a daily basis, the most recent valuation provided to the Company is used as the fair value for the purpose of calculating the quarterly fee. In certain circumstances, fixed fees are charged to customers on a monthly basis. The nature of the Company’s performance obligation is to provide a series of distinct services in which the customer receives the benefits of the services over time. The Company’s performance obligation is satisfied at the end of each month or quarter, as applicable to the contract with the customer. Therefore, none of the transaction price is allocated to an unsatisfied performance obligation as of September 30, 2022 and December 31, 2021.

Fees are charged quarterly in arrears based upon the market value at the end of the quarter. Receivable balances from contracts with customers are included in the fees receivable line in the Consolidated Statement of Financial Condition. The Company assesses impairment of fees receivable on a quarterly basis for receivables over 90 days. There were no impairment losses on such Fees Receivable as of September 30, 2022 and December 31, 2021.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

Contract assets typically result from contracts when revenue recognized exceeds the amount billed to the customer, and right to payment is not just subject to the passage of time. Contract assets are transferred to fees receivable when the rights become unconditional. The Company had no contract assets as of September 30, 2022 and December 31, 2021.

Contract liabilities (deferred revenue) typically results from fees invoiced or paid by the Company’s customers for which the associated performance obligations have not been satisfied and revenue has not been recognized. The Company had no contract liabilities as of September 30, 2022 and December 31, 2021.

The Company does not incur any incremental costs related to obtaining a contract with a customer that it would not have incurred if the contract had not been obtained. Therefore, no such costs have been capitalized in the Consolidated Statements of Financial Condition as of September 30, 2022 and December 31, 2021.

The Company recognizes and records interest income on the accrual basis when earned. Dividend income is recorded on the ex-dividend date.

(f)	Cash and Cash Equivalents

Cash and cash equivalents consist of noninterest-bearing balances on deposit, an interest-bearing money market mutual fund, and a mutual fund.

At September 30, 2022 and December 31, 2021, substantially all cash was held in checking accounts at a major financial institution which management believes is creditworthy. Cash held at financial institutions may exceed the amount insured by the Federal Deposit Insurance Corporation.

(g)	Investments

The Company holds marketable securities at fair value in accordance with ASC 321, “Investments – Equity Securities”. Changes in fair value are recorded in Other investment gain (loss), net in the Consolidated Statements of Income.

During the nine-month periods ended September 30, 2022 and 2021, the Company held interests in various affiliated limited partnerships and limited liability companies whose purpose is to achieve capital appreciation through investments in financial instruments and investment vehicles. The Company has concluded that these entities are variable interest entities and the Company determined it was not the primary beneficiary. Therefore, in accordance with ASC 810, “Consolidations”, the Company does not consolidate these entities, and accounts for their financial interests under the equity method of accounting.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

In accordance with ASC 323, “Investments – Equity Method and Joint Ventures”, the Company accounts for investments in which it has significant influence but not a controlling financial interest using the equity method of accounting (see Note 6).

(h)	Compensation and Employee Benefits

Compensation consists of (a) salary and bonus, and benefits paid and payable to employees and members and (b) stock-based compensation associated with the grants of restricted units to employees. Compensation cost relating to the grant of restricted Class B units is expensed on a straight-line basis over the vesting period of the award, which is generally between three and five years, or in certain cases, grants vest immediately. The fair value of restricted units is estimated based on a multiple of prior year revenue. The Company recognizes forfeitures as they occur.

(i)	Fixed Assets

Equipment and furniture are stated at cost and depreciated using the straight-line method over the estimated useful lives of five years. Leasehold improvements are stated at cost and amortized using the straight-line method over the remaining term of the lease.

(j)	Income Taxes

The Company is a limited liability company. Accordingly, at the Company level, federal, state, and local income taxes are the responsibility of its members. However, some of the Company’s corporate subsidiaries account for income taxes under the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 740, Income Taxes. Deferred income taxes are provided based upon the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities. In addition, deferred income taxes are determined using the enacted tax rates and laws, which are expected to be in effect when the related temporary differences are expected to be reversed.

In accordance with GAAP, the Company is required to evaluate the uncertainty in tax positions taken or expected to be taken in the course of preparing the Company’s consolidated financial statements to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions with respect to tax deemed not to meet the “more-likely than-not” threshold would be recorded as a tax expense in the current year. The Company has concluded that there is no provision for uncertain tax positions required in the Company’s consolidated financial statements. However, the Company’s conclusions regarding this evaluation are subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations, and interpretations thereof.

(k)	Other Assets

Other assets include prepaid expenses, miscellaneous receivables and software licenses. The Company amortizes assets over their respective useful lives, as applicable.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

(l)	Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with ASC 815, “Derivatives and Hedging,” which requires the Company to recognize all derivative instruments on the balance sheet as either assets or liabilities and to measure them at fair value each reporting period unless they qualify for a normal purchase normal sale exception. Normal purchases and normal sales contracts are those that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold by a reporting entity over a reasonable period in the normal course of business. The Company uses an interest rate swap to manage its interest rate exposure on its long term debt, which is not designated as a cash flow hedge. Changes in the fair value of non-hedge derivatives are immediately recognized in earnings. See Note 15, “Accounting for Derivative Instruments and Hedging Activities” for more information.

(m)	Segment Reporting

The Company measures its financial performance and allocates resources in a single segment. Therefore, the Company considers itself to be in a single operating and reportable segment structure. Accordingly, all significant operating decisions are based upon analysis of the Company as one operating segment. All of the Company’s long-lived assets were located in, and all revenues from external customers were attributed to the United States, as of and for the nine-month periods ended September 30, 2022 and 2021.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

(n)	Leases

Effective January 1, 2022, the Company adopted ASC Topic 842, Leases (“ASC 842”) using the optional transition method and applied the standard only to leases that existed at that date. Under the optional transition method, the Company does not need to restate the comparative periods in transition and will continue to present financial information and disclosures for periods before January 1, 2022 in accordance with ASC Topic 840. The Company has elected the package of practical expedients allowed under ASC Topic 842, which permits the Company to account for its existing operating leases as operating leases under the new guidance, without reassessing the Company’s prior conclusions about lease identification, lease classification and initial direct cost. As a result of the adoption of the new lease accounting guidance on January 1, 2022, the Company recognized no cumulative adjustment to members’ capital.

The Company determines the initial classification and measurement of its right-of-use assets and lease liabilities at the lease commencement date and thereafter if modified. The lease term includes any renewal options and termination options that the Company is reasonably assured to exercise. The present value of lease payments is determined by using the interest rate implicit in the lease, if that rate is readily determinable; otherwise, the Company uses its incremental borrowing rate. The incremental borrowing rate is determined by using the rate of interest that the Company would pay to borrow on a collateralized basis an amount equal to the lease payments for a similar term and in a similar economic environment.

The Company has elected the practical expedient to not separate lease and non-lease components. The Company’s non-lease components are primarily related to maintenance, insurance and taxes, which varies based on future outcomes and is thus recognized in lease expense when incurred.

(o)	New Accounting Standards recently adopted by the Company

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases. Under ASC 842, the Company determines whether an arrangement is a lease at inception. Lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected lease term. In determining the present value of lease payments, the Company uses its incremental borrowing rate based on the information available at the lease commencement date if the rate implicit in the lease is not readily determinable. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record right-of-use assets and lease liabilities for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less may be accounted for similar to existing guidance for operating leases today and are not recorded on the Company’s balance sheet. For non-public entities, ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2021, including interim periods within those fiscal years, and early adoption is permitted. The Company adopted the new standard as of January 1, 2022 on a modified retrospective basis with no cumulative adjustment to members’ capital as of the adoption date. The Company elected to take the practical expedient to not separate lease and non-lease components as

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

part of the adoption. Lease agreements entered into after the adoption of Topic 842 that include lease and non-lease components are accounted for as a single lease component. Beginning on January 1, 2022, the Company’s operating leases, excluding those with terms less than 12 months, were discounted and recorded as assets and liabilities on the Company’s balance sheet. As of September 30, 2022, the Company had operating lease right-of-use assets of $8.1 million and operating lease liabilities of $8.7 million related to the leases recorded on its balance sheet.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. ASU 2019-12 eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. This guidance is effective for public business entities for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted, including in interim periods. The Company adopted this standard on January 1, 2022. The adoption of this standard did not have a material impact on our operations or financial position.

(3)	Variable Interest Entities and Business Combinations

(a)	Integrated Wealth Platform, Inc

On January 15, 2021 (“the closing date”), the Company entered into a shareholder agreement to acquire a 25% interest in Integrated Wealth Platform, Inc (IWP). In accordance with ASC 810-50, Consolidation, the Company determined that IWP met the criteria for a variable interest entity, and the Company acquired a controlling financial interest due to the Company’s control of IWP’s Board of Directors. The Company acquired 40% of the outstanding common shares and 25% of the fully diluted shares, in exchange for $340,000 on the closing date. The fully diluted shares of IWP consist of common stock and Stock Option Appreciation Rights (SOARs) that were fully vested as of the closing date. The SOARs allow the holder to acquire shares of IWP common stock upon exercise for a de minimis amount. As of September 30, 2022, no SOARs have been exercised. The SOARs expire 15 years after the grant date. The fair value of intangible assets related to the acquired IWP software at acquisition date was $689,822. The operating results of IWP from January 15, 2021 through September 30, 2021 and January 1, 2022 through September 30, 2022 are included in the consolidated statements of income, and adjusted for the noncontrolling interest portion.

The acquired intangible asset, software, is being amortized on a straight-line basis over the estimated useful life of 5 years, which approximates the pattern in which the economic benefits of the intangible asset are expected to be realized. The amortization of software as a result of the IWP variable interest entity asset acquisition is included in the Company’s consolidated statements of income and was $103,569 and $97,821 for the nine-month periods ended September 30, 2022 and 2021, respectively.

(b)	Tiedemann International Holdings, AG

As discussed in Note 6, the Company owned 40% of Tiedemann International Holdings, AG (“TIH”) as of December 31, 2021. TIH did not meet the criteria for a VIE under ASC 810-50 and was accounted for under

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

equity method of accounting as of December 31, 2021. On January 7, 2022 (“the closing date”), the Company purchased an additional 9.9% of TIH shares from certain shareholders in exchange for $381,560 for a total interest of 49.9%. In addition, the Company entered into an agreement to purchase the remaining 51.1% of shares of TIH in exchange for a fixed consideration of $1,818,440 (the “Delayed Share Purchase”) on or before December 31, 2022. The Company concluded that the additional purchase of shares required that a reevaluation of the previous VIE analysis of TIH be performed. In accordance with ASC 810-50, Consolidation, the Company determined that TIH met the criteria for a variable interest entity, and the Company acquired a controlling financial interest due to the Company bearing the risk of the outstanding equity and due to its financial support of TIH’s operations and business ventures.

The financial operating results of TIH, converted from Swiss Francs to USD, are included in the Company’s consolidated financial statements from the closing date. The Company has allocated the purchase price to the net assets acquired, including identifiable intangible assets acquired, and liabilities assumed, based on their estimated fair market values at the closing date. The excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. The fair value of the total purchase consideration was $3.74 million, calculated as follows:

Cash consideration	$381,560
Delayed Share Purchase	1,818,440
Fair value of non-controlling interest previously held by the Company	1,541,309

Total purchase consideration transferred	$3,741,309

The Company recognized a gain of $41,309 on its previously-held NCI (See Note 5). The fair value was calculated using a discounted cash flow model and market multiples of comparable companies.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

The following tables sets forth the fair values of the assets acquired and liabilities assumed in connection with the acquisition of TIH:

Acquisition date fair value
Cash and cash equivalents	$274,682
Accounts receivable	31,382
Prepaid expenses	214,854
Other assets	1,674,333
Fixed assets	2,067
Goodwill	1,812,708
Intangible assets	990,717

Total assets	$5,000,743

Accounts payable and accrued expenses	1,259,434

Total liabilities assumed	1,259,434

Total purchase consideration	$3,741,309

The purchase price allocation is preliminary and subject to change during the measurement period, which is not to exceed one year from the acquisition date. At this time, the Company does not expect material changes to the assets acquired or liabilities assumed. Goodwill is comprised of expected synergies for the combined operations and the assembled workforce acquired, which does not qualify as a separately recognized intangible asset. Below is a summary of the intangible assets acquired:

Intangible Asset	Fair value	Estimated useful life
Customer Relationships	$979,830	20 years
Trade Names	10,887	0.8 years

	$990,717

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

(c)	Holbein Partners, LLP

Concurrently on the closing date, the Company issued a loan of $8,096,949 to TIH for the initial cash consideration of its acquisition of Holbein Partners, LLP (“HP”). The financial operating results of HP are included in the Company’s consolidated financial statements from the closing date, due to its consolidation with HP’s parent company, TIH.

The Company has allocated the purchase price to the net assets acquired, including identifiable intangible assets acquired, and liabilities assumed, based on their estimated fair market values at the closing date. The excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. The fair value of the total purchase consideration was $9.4 million, calculated as follows:

Cash consideration	$8,096,949
Earn-in consideration	1,270,622

Total purchase consideration transferred	$9,367,571

Included in total purchase consideration is contingent consideration which is payable to the selling shareholders based on revenue levels in 2023 and 2024. The contingent consideration was measured at fair value using estimates of future revenues as of the closing date and recorded as a liability of $1.3 million. The contingent consideration is expected to be paid in a combination of cash and the Company’s equity on the second and third anniversaries of the closing date.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

The following tables sets forth the fair values of the assets acquired and liabilities assumed in connection with the acquisition of HP:

Acquisition date fair value
Cash and cash equivalents	$196,241
Accounts receivable	825,916
Prepaid expenses	303,371
Fixed assets	62,280
Goodwill	1,570,330
Intangible assets	6,698,835

Total assets	$9,656,973

Accounts payable and accrued expenses	289,402

Total liabilities assumed	289,402

Total purchase consideration	$9,367,571

The purchase price allocation is preliminary and subject to change during the measurement period, which is not to exceed one year from the acquisition date. At this time, the Company does not expect material changes to the assets acquired or liabilities assumed. Goodwill is comprised of expected synergies for the combined operations and the assembled workforce acquired, which does not qualify as a separately recognized intangible asset. Below is a summary of the intangible assets acquired:

Intangible Asset	Fair value	Estimated useful life
Customer Relationships	$6,631,170	15 years
Trade Names	67,665	0.8 years

	$6,698,835

Not included in total purchase consideration is contingent compensatory earn-ins, which are payable to the selling shareholders that maintain certain service agreements through the second and third anniversary dates of the closing date. The compensatory earn-ins were measured at fair value using estimates of future revenues as of the closing date. The earn-ins are expected to be paid in a combination of cash and the Company’s equity on the second and third anniversaries of the closing date. The Company recognized an expense of $2,172,979 for the earn-ins during the nine-month period ended September 30, 2022, which is included in Compensation and employee benefits in the Consolidated Statements of Income.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

As part of the TIH and HL acquisitions, the Company incurred $117,118 and $0 of acquisition costs in the nine-month periods ended September 30, 2022 and 2021, respectively, which are included in Professional Fees in the Consolidated Statements of Income.

(4)	Amortization and impairment of intangible assets and goodwill

Total amortization of customer relationships for the nine-month periods ended September 30, 2022 and 2021 was $1,261,536 and $917,943, respectively. Total amortization of trade names for the nine-month periods ending September 30, 2022 and 2021 was $68,805 and $0, respectively. Total amortization of software for the nine-month periods ended September 30, 2022 and 2021 was $103,569 and $97,821, respectively.

	September 30, 2022
	Weighted average amortization period	Gross carrying amount	Accumulated amortization	Net carrying amount
Intangible assets
Amortizing intangible assets:
Customer relationships	17.3	$27,384,110	(7,301,375)	20,082,735
Trade names	0.8	65,971	(61,848)	4,123
Software	5.0	691,743	(236,542)	455,201

Total		28,141,824	(7,599,765)	20,542,059

Total intangible assets		$28,141,824	(7,599,765)	20,542,059

	December 31, 2021
	Weighted average amortization period	Gross carrying amount	Accumulated amortization	Net carrying amount
Intangible assets
Amortizing intangible assets:
Customer relationships	17.8	$21,000,000	(6,075,623)	14,924,377
Software	5.0	691,743	(132,973)	558,770

Total		21,691,743	(6,208,596)	15,483,147

Total intangible assets		$21,691,743	(6,208,596)	15,483,147

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

During the nine-month periods ended September 30, 2022 and 2021, no triggering events were identified, and no impairment charge was recognized on goodwill from acquisitions and intangible assets.

	Sept 30, 2022	Dec 31, 2021
Balance as of January 1:
Gross goodwill	$22,184,797	22,184,797
Accumulated impairment losses	—	—

Net goodwill as of January 1:	22,184,797	22,184,797

Goodwill acquired during the period	2,982,735	—
Impairment expense	—	—

	2,982,735	—
Balance:
Gross goodwill	25,167,532	22,184,797
Accumulated impairment losses	—	—

Net goodwill:	$25,167,532	22,184,797

(5)	Investments at fair value

Investments at fair value as of September 30, 2022 and December 31, 2021 are presented below:

	September 30, 2022		December 31, 2021
	Cost	Fair Value	Cost	Fair Value
Investments at fair value:
Mutual Funds	$93,727	60,483	700,233	611,513
Exchange-traded funds	158,721	139,243	354,862	433,759

	$252,448	199,726	1,055,095	1,045,272

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

(6)	Equity Method Investments

Equity method investments as of September 30, 2022 and December 31, 2021 are presented below:

	September 30, 2022		December 31, 2021
	Cost	Carrying Value	Cost	Carrying Value
Equity method investments:
TTC Multi-Strategy Fund, QP, LLC	$9,160	10,227	11,630	13,137
TTC Global Long/Short Fund QP, LP	3,939	3,960	4,439	5,264
Energy Infrastructure & Utility Fund QP, LP	739	2,428	1,609	3,169
TTC World Equity Fund QP, LP	12,286	14,737	13,086	21,109
Municipal High Income Fund QP, LP	4,456	4,682	3,701	4,132
TWM Partners Fund, LP	9,330	14,193	9,330	17,107
Tiedemann International Holdings AG	—	—	4,950,000	1,500,000

	$39,910	50,227	4,993,795	1,563,918

Tiedemann International Holdings AG

On October 24, 2019 (“the closing date”), the Company entered into a shareholder agreement to acquire 40% of the common stock of Tiedemann Constantia AG (“TC”) in exchange for both cash and non-cash consideration in the amount of $4,950,000, as discussed further below. In accordance with ASC 810, Consolidation, the Company determined that TC did not meet the criteria for a variable interest entity, and the Company did not acquire a controlling financial interest. As the Company’s investment provided the ability to exercise significant influence over operating and financial policies of TC, the Company accounted for the investment under the equity method of accounting.

In January 2021, all the ownership interest of TC was transferred to Tiedemann International Holdings AG (“TIH”), including the Company’s 40% ownership interest. TIH owns the operating entity TC. In accordance with ASC 810, the Company determined that TIH did not meet the criteria for a variable interest entity, and the Company did not acquire a controlling financial interest. As the Company’s investment provided the ability to exercise significant influence over operating and financial policies of TIH, the Company accounted for the investment under the equity method of accounting.

In consideration for a portion of the interest in TC, the Company has agreed to make $3,000,000 in cash payments to fund TC’s operating expenses. The Company made payments totaling $1,246,700 against this liability in the nine-month period ended September 30, 2021. As of January 7, 2022 the Company consolidates TIH (see below and Note 3); therefore, any payments to TIH including the corresponding reductions in the payable to TIH are not reflected in the nine-month period ended September 30, 2022. The cash payments in 2021 are included in the “Purchases of equity method investments” line item within investing activities in the Consolidated Statement of Cash Flows.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

In consideration for a portion of the interest in TC, the Company has also entered into a five-year professional services agreement with TC, to provide services with an aggregate value of $1,200,000. The Company consolidates TIH beginning on January 7, 2022 (see below and Note 3); therefore, any services provided to TIH and corresponding reductions to the payable to TIH are not reflected in the nine-month period ended September 30, 2022. The Company did not provide services to TC in the nine-month period ended September 30, 2021.

In July 2021, TIH entered into a Business Combination Agreement with a London-based multi-family office, Holbein Partners LLP. On January 7, 2022, the TIH and Holbein business combination was closed. The Company loaned TIH the total cost of the business transaction, £5,966,021, which translated to $8,096,949. On January 31, 2022, TWMH purchased stock from certain shareholders of TIH, bringing its total ownership of TIH to 49.9%. See Note 3 for more information.

In December 2021, the Company began discussions with a significant shareholder of TIH, to purchase additional TIH shares, at which time a valuation was performed, and it was concluded the Company’s investment in TIH was impaired. At December 31, 2021, the Company’s investment in TIH was valued at $1,500,000 and the Company recorded an impairment loss of $2,363,530.

The Company’s share of income and losses and recognition of other-than-temporary impairments are non-cash adjustments to net income. Such income, losses, and impairments are included in the line item ‘Other-than-temporary loss on equity method investments’ within operating activities in the Consolidated Statement of Cash Flows. As of January 7, 2022, TIH is no longer accounted for under the equity method of accounting and is consolidated as a variable interest entity. See Note 3 for more information.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

The Company’s original carrying value of the investment in TC was $4,950,000, which included the cash contribution agreement of $3,000,000, the professional services agreement of $1,200,000, and equity in the Company valued at $750,000. The current carrying value of the investment was $1,500,000 as of December 31, 2021. The following table presents the changes in the carrying value of the TC and TIH investment as of September 30, 2022 and December 31, 2021.

Carrying value as of December 31, 2020	$4,556,452
TWMH share of net income (loss) during the three months ending March 31, 2021	(155,747)

Carrying value as of March 31, 2021	4,400,705
TWMH share of net income (loss) during 2021	(538,444)
2021 Foreign currency translation adjustment	1,269
Other-than-temporary impairment	(2,363,530)

Carrying value as of December 31, 2021	1,500,000
Fair value adjustment	41,309
Purchase of additional TIH shares	381,560
Delayed share purchase agreement remaining TIH shares	1,818,440

Carrying value as of September 30, 2022*	$3,741,309

*	Carrying value consolidated with TIH equity as of January 7, 2022, see Note 3b

At December 31, 2021, the excess carrying value over the Company’s share of net assets of equity method investees was $1,106,804, calculated as follows:

Carrying value of equity method investments as of December 31, 2021	$1,500,000
TWMH 40% share of net assets	(393,196)

Equity method goodwill as of December 31, 2021	$1,106,804

The Company elected not to amortize the equity method goodwill.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

Summary unaudited financial information for TIH as of December 31, 2021 is as follows:

USD *
2021
Financial Position (unaudited):
Current assets	$507,579
Financial assets	1,697,105
Fixed assets	2,624

Total assets	$2,207,308

Current liabilities	$1,224,318
Total liabilities
Stockholder’s equity	2,595,997

Total liabilities and stockholder’s equity	$3,820,315

Results of operations:
Net operating loss	$(1,613,007)

*	The underlying financial statements for TIH were reported in Swiss Franc (CHF). The Company converted to USD using the average FX rate for each year.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

(7)	Fixed Assets

Fixed assets on September 30, 2022 and December 31, 2021 consisted of the following:

	September 30, 2022	December 31, 2021
Office equipment	$2,872,862	2,747,696
Less accumulated depreciation	(2,381,714)	(2,184,021)

Office equipment, net	491,148	563,675

Leasehold improvements	2,492,560	2,437,716
Less accumulated amortization	(2,004,740)	(1,783,732)

Leasehold improvements, net	487,820	653,984

Fixed assets, net	$978,968	1,217,659

Depreciation and amortization expense for the nine-month periods ended September 30, 2022 and 2021 amounted to $355,942 and $540,147, respectively.

(8)	Fair Value Measurements

The Company classifies its fair value measurements using a three-tiered fair value hierarchy. The basis of the tiers is dependent upon the various “inputs” used to determine the fair value of the Company’s assets and liabilities. Fair value is considered the value using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The inputs are summarized in the three broad levels listed below:

•	Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•	Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

The following is a summary categorization, as of September 30, 2022 and December 31, 2021, of the Company’s financial instruments based on the inputs utilized in determining the value of such financial instruments:

	September 30, 2022
	Level 1	Level 2	Level 3
	Quoted prices	Observable inputs	Unobservable inputs	Total
Assets:
Mutual funds	$60,483	—	—	60,483
Exchange-traded funds	139,243	—	—	139,243
Interest rate swap	—	264,652	—	264,652
Liabilities:
Earn-in consideration			1,091,168	1,091,168

Total	$199,726	264,652	1,091,168	1,555,546

	December 31, 2021
	Level 1	Level 2	Level 3
	Quoted prices	Observable inputs	Unobservable inputs	Total
Assets:
Mutual funds	$611,513	—	—	611,513
Exchange-traded funds	433,760	—	—	433,760
Liabilities:
Interest rate swap	—	34,502	—	34,502

Total	$1,045,273	34,502	—	1,079,775

Derivative instruments consisting of interest rate swaps are recorded at fair value on the Company’s consolidated balance sheets on a recurring basis and are classified as Level 2 within the fair value hierarchy as the fair value can be determined based on observable values of underlying interest rates. For further discussion of interest rate swaps, see Note 15, “Accounting for Derivative Instruments and Hedging Activities”.

The fair value of earn-in consideration is based on expected future revenues discounted at the revenue discount rate less the risk-free rate of return, which approximated 8.7% as of September 30, 2022. It is classified as Level 3 within the fair value hierarchy. As of September 30, 2022, carrying value approximates fair value. For further discussion of earn-in consideration, see Note 3, “Variable Interest Entities and Business Combinations”.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

(9)	Income Taxes

The earnings and losses of the Company for federal and certain state tax jurisdictions are reported on the tax returns of the individual members. However, certain subsidiaries of the Company are taxpaying entities. The Company’s state and local tax expense noted above is comprised of income taxes the Company and its subsidiaries are subject to in federal and state jurisdictions, including U.S. Federal Income Tax, Maryland Income Tax, New York City Unincorporated Business Tax, Delaware Franchise Tax and Texas Franchise Tax.

The Company had an effective tax rate of 15.22% and 8.73% for the nine-month periods ended September 30, 2022 and 2021, respectively. The effective tax rates differ from the corporate statutory rate of 21.00% primarily due to the portion of earnings attributable to pass-through entities, and discrete state and local income taxes.

The Company evaluates the realizability of its deferred tax assets on a quarterly basis and may recognize or adjust any valuation allowance when it is more likely than not that all or a portion of the deferred tax asset may not be realized. As of September 30, 2022, the Company has not recognized a valuation allowance for expiring capital loss carryforwards, as the current carryforwards do not expire until December 31, 2025. As of and prior to September 30, 2022, the Company has not recognized any liability for uncertain tax positions.

The Company files its tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the tax years that remain open under the statute of limitations will be subject to examination by the appropriate tax authorities. The Company is generally no longer subject to federal, state, or local examinations by tax authorities for tax years prior to 2019.

(10)	Retirement Plans

The Company sponsors a defined–contribution 401(k) plan for the benefit of its employees. The plan allows employees to contribute up to 15% of salary subject to certain limitations on a pretax basis. At its discretion, the Company can make profit sharing plan contributions to the participants’ accounts.

The Company accrued profit sharing contributions of $571,196 and $509,573 during the nine-month periods ended September 30, 2022 and 2021, respectively, which are included in Compensation and employee benefits on the Consolidated statements of income.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

(11)	Commitments and Contingencies

As of September 30, 2022, future minimum rental operating leases that have initial or non-cancelable lease terms of one year or greater aggregate to $12,351,786 are payable as follows:

Total
2022	$737,098
2023	2,851,762
2024	2,863,247
2025	2,221,949
2026	1,549,901
Thereafter	2,127,829

12,351,786

As of September 30, 2022, future minimum sublease income amounts that have initial or non-cancelable lease terms of one year or greater aggregate to $83,918 are receivable as follows:

Total
2022	$83,918

As of September 30, 2022, future minimum printer, computer, and other non-cancelable technology leases that have initial terms of one year or greater aggregate to $230,989 and are payable as follows:

Total
2022	$36,939
2023	107,619
2024	75,628
2025	10,803
2026	—

230,989

From time to time in the ordinary course of business, the Company may become subject to various legal proceedings. Some of these proceedings may seek relief or damages in amounts that may be substantial. Because these proceedings are complex, many years may pass before they are resolved, and it is not feasible to predict their outcomes. Some of these proceedings involve claims that the Company believes may be covered by insurance, and the Company advises its insurance carriers accordingly. There are no outstanding or pending litigations as of September 30, 2022.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

(12)	Related Party Transactions

(a)	Loans to Members

As discussed in Note 13 and in conjunction with the grant of restricted units, certain employee members of the Company were offered promissory notes to pay their estimated federal, state and local withholding taxes owed by such members on the restricted unit compensation, which constitute loans to members. On December 31, 2020, promissory notes totaling $625,778 were issued by the Company, and bear interest at an annual rate of three and one quarter percent (3.25%). If at each of the first five one-year anniversaries of February 15, 2022, if the members’ employment relationship has not been terminated for any reason, an amount equal to twenty percent (20%) of the principal and accrued interest, shall be forgiven. Upon termination of employment, any outstanding amount of loan not forgiven becomes due within 30 days.

In conjunction with the grant of restricted units in April 2021, certain employee members of the Company were offered $1,076,216 in promissory notes to pay their estimated federal, state and local withholding taxes owed by such members on these issuances. The April 2021 promissory notes accrued interest at an annual rate of 3.25%, and per the initial terms were due on February 15, 2022, or earlier in the event of a sale of the Company. On February 1, 2022, certain promissory notes were amended. Promissory notes totaling $1,367,673 were amended to be forgiven over five years beginning February 15, 2023, so long as the member is still an employee of the Company. Additionally, loans to members totaling $389,643 were amended to become due by December 31, 2022. These loans will be due on or before the closing date of the transaction discussed in Note 1.

On May 1, 2022, the Company issued and increased the promissory notes to certain employee members of the company. The increase in the promissory notes totaled $300,542.

For the nine-month periods ended September 30, 2022 and 2021, the Company recognized $213,388 and $0, respectively, of forgiveness of principal debt and accrued interest as compensation expense.

The promissory notes are full legal recourse and have applicable default provisions, which allow the Company to enforce collection against all assets of the note holder, including Class B units which have been pledged as collateral. These loans are presented as Notes receivable from members on the Consolidated Statements of Financial Condition as of September 30, 2022 and December 31, 2021.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

(b)	Tiedemann Investment Group

The Company makes payments for the New York office leases to Tiedemann Investment Group (“TIG”), a related party. Total payments for the nine-month periods ended September 30, 2022 and 2021 were $934,253 and $763,656, respectively and are included in the Consolidated Statements of Income in occupancy expense. TIG is also a related party of Alvarium Tiedemann Capital LLC, discussed in Note 1. In 2021, the Company entered into a shared costs agreement with TIG, where certain transaction costs identified between the parties that are equally allocable are to be paid by the Company and treated as a receivable of the Company from TIG for its allocated share and reimbursed by TIG. Total costs paid by the Company for the nine-month periods ended September 30, 2022 and 2021 that are allocable to TIG were $1,347,308 and $218,002, respectively. TIG made payments of $750,000 and $17,500 in the nine-month periods ended September 30, 2022 and 2021, respectively, against this receivable. Total costs paid by TIG for the nine-month periods ended September 30, 2022 and 2021 that are allocable to the Company were $705,963 and $0, respectively. The net receivable from TIG of $1,118,040 and $1,226,295 as of September 30, 2022 and December 31, 2021, respectively is reported in Other Assets on the Consolidated Statements of Financial Condition.

(c)	Alvarium Investments Limited

Alvarium Investments Limited (“Alvarium”) is a related party of Alvarium Tiedemann Capital LLC, discussed in Note 1. In 2021, the Company entered into a shared costs agreement with Alvarium, where certain transaction costs identified between the parties that are equally allocable are to be paid in full by the Company and treated as a receivable of the Company from Alvarium for its allocated share and reimbursed by Alvarium. Total costs paid by the Company for the nine-month periods ended September 30, 2022 and 2021 that are allocable to Alvarium were $1,384,217 and $218,002, respectively. Total costs paid by Alvarium for the nine-month periods ended September 30, 2022 and 2021 that are allocable to the Company were $216,081 and $0, respectively. Alvarium made payments of $299,982 and $17,482 in the nine-month periods ended September 30, 2022 and 2021, respectively, against this receivable. The net receivable from Alvarium of $1,873,964 and $1,005,811 as of September 30, 2022 and December 31, 2021, respectively, is reported in Other Assets on the Consolidated Statements of Financial Condition.

(d)	Cartesian Growth Corporation

Cartesian Growth Corporation (“Cartesian”) is a related party of Alvarium Tiedemann Capital LLC, discussed in Note 1. In 2021, the Company entered into a shared costs agreement with Cartesian, where certain transaction costs are to be paid in full by the Company and treated as a receivable of the Company from Cartesian for its allocated share and reimbursed by Cartesian. Total costs paid by the Company for the nine-month periods ended September 30, 2022 and 2021 that are allocable to Cartesian were $77,168 and $172,893, respectively. Cartesian did not make any payments against this receivable in these periods. The net receivable from Cartesian of $377,890 and $300,722 as of September 30, 2022 and December 31, 2021, respectively, is reported in Other Assets on the Consolidated Statements of Financial Condition.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

(13)	Restricted Unit Grants

The Company amortizes the grant-date fair value of restricted unit grants on a straight-line basis over the vesting period of the award. The awards have certain terms that trigger immediate vesting, including a change in control. The Company anticipates this to occur at the close of the business transaction discussed in Note 1. In the nine-month periods ended September 30, 2022 and 2021, the Company recorded $1,773,902 and $3,929,845, respectively of stock-based compensation expense from restricted unit grants. As of September 30, 2022, total unrecognized compensation cost related to unvested restricted units was $4,831,912, which is expected to be recognized over the remainder of 2022.

A summary of the Company’s restricted grant units for the nine-month period ended September 30, 2022 is presented below:

	Number of Unvested Units	Remaining Unrecognized Grant-Date Fair Value
Unvested balance at January 1, 2022	446	$6,605,814
Granted		—
Vested	(121)	(1,773,902)

Unvested balance at September 30, 2022	325	$4,831,912

The Company has the right, but not the obligation, to repurchase vested restricted units at fair value upon resignation of any member who is employed by the Company. The repurchase price may be paid over three consecutive annual payments in the form of a Promissory Note. The Promissory Notes are interest bearing and are subject to prepayment without premium or penalty. The Company’s annual payment obligation for all outstanding Promissory Notes is limited to 30% of the Company’s net income; payment obligations exceeding this amount are deferred to future years. See Note 14, “Term Notes, Lines of Credit & Promissory Notes”, for additional information.

(14)	Term Notes, Line of Credit & Promissory Notes

(a)	Term Notes

In March 2020, the Company entered into a $12,800,000 Commercial Loan identified as “Term Note B” with an unaffiliated national bank. The interest rate on this note is variable 1-month LIBOR plus 1.50%. In March 2020, the Company drew down the entire $12,800,000, utilizing $6,434,493 for the TG contingent consideration payment and paydown of the Company’s previous term note, with the remaining amount deposited into the Company’s bank account. There is no prepayment penalty on Term Note B. As of September 30, 2022, $6,400,000 was outstanding under Term Note B. The estimated fair value of the long-term portion of Term Note B as of September 30, 2022 and December 31, 2021 was $3,840,000 and $5,760,000, respectively.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

In March 2020, the Company entered into an Interest Rate Swap Agreement, with a notional value of $12,800,000 with the same unaffiliated national bank, which converted the variable rate of interest to a fixed rate of 2.60% on $12,800,000 of borrowings under the Commercial Loan. Term Note B requires $640,000 quarterly principal repayments, plus accrued interest which began in June 2020 and will continue for twenty quarters, ending with the last repayment on March 15, 2025.

In addition to standard operating covenants, the Company is subject to a Minimum Fixed Charge Coverage Ratio, a Minimum Tangible Net Worth Ratio, and a Maximum Leverage Ratio. The Company was temporarily in breach of the covenants during the nine-month period ended September 30, 2022, as a result of the transaction costs associated with the anticipated transaction discussed in Note 1, and debt, goodwill and intangible assets associated with the TIH and HL acquisitions discussed in Note 3. The Company received a waiver from the unaffiliated national bank. There are no financial penalties associated with this breach of compliance. The Term Note may be called or accelerated in the event of a change of control if the unaffiliated national bank does not provide its consent for the change in control.

(b)	Line of Credit

In July 2021, the Company amended its $6,500,000 Revolving Line of Credit into a $7,500,000 Amended and Restated Revolving Line of Credit identified as “Line of Credit”. The interest rate on the Line of Credit will remain a variable 1-month LIBOR plus 1.50%.

In November 2021, the Company amended its $7,500,000 Revolving Line of Credit into a $14,500,000 Amended and Restated Revolving Line of Credit identified as “Line of Credit”. The interest rate on the Line of Credit was amended to the Daily Bloomberg Short-Term Bank Yield Index rate (“BSBY”) plus 1.50%.

On March 9, 2022, the Company’s Revolving Line of Credit expiration date was extended to March 13, 2023. On March 31, 2022, the Company’s Revolving Line of Credit was increased from $14.5 million to $15.5 million.

At September 30, 2022 and December 31, 2021, the estimated fair value of the long-term portion of the Line of Credit was $0 and $2,000,000, respectively. The estimated fair value of the long-term portion of the Line of Credit is $0 as of September 30, 2022 because it is considered short-term debt due to its current expiration date of March 13, 2023. At September 30, 2022 and December 31, 2021, $14,050,000 and $2,000,000 was outstanding on the Line of Credit, respectively.

(c)	Promissory Notes

In November 2020, the Company issued a promissory note in exchange for Class B units from a certain member of the Company valued at $2,065,682. The Company will make principal payments, plus accrued interest at 3.25% per annum, which commenced on February 1, 2021. The remaining principal payments will be made at closing of the business transaction discussed in Note 1. As of September 30,

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

2022 and December 31, 2021, the estimated fair value of the long-term portion of the Promissory Notes was $0 and $688,561, respectively. At September 30, 2022 and December 31, 2021, $1,377,122 and $1,377,122 was outstanding on the Promissory Note, respectively.

The fair value of long-term debt is based on expected future cash flows discounted at current interest rates for similar instruments with equivalent credit quality and is classified as Level 3 within the fair value hierarchy. The current interest rate is based on the period-end LIBOR rate plus an applicable margin, which totaled 4.67% as of September 30, 2022 and 1.59% as of December 31, 2021. The fair value of the line of credit approximates carrying value because the credit facility has variable interest rates based on elected short term market rates. The fair value of the promissory note approximates carrying value because the note is due in less than 6 and 12 months as of September 30, 2022 and December 31, 2022, respectively.

A summary of the balances of the notes and lines of credit discussed above are presented below as of September 30, 2022 and December 31, 2021. Interest expense for these notes and lines of credit for the nine-month periods ended September 30, 2022 and 2021 were $409,920 and $376,888, respectively, and are recorded in interest expense on the Consolidated Statements of Income.

	September 30, 2022
	Carrying Value	Fair Value
		Level 1	Level 2	Level 3
		Quoted prices	Observable inputs	Unobservable inputs
Term Note B	$6,400,000	—	—	5,833,857
Promissory Notes	1,377,122	—	1,377,122	—
Line of Credit	14,050,000	—	14,050,000	—

	$21,827,122	—	15,427,122	5,833,857

	December 31, 2021
	Carrying Value	Fair Value
		Level 1	Level 2	Level 3
		Quoted prices	Observable inputs	Unobservable inputs
Term Note B	$8,320,000	—	—	8,105,376
Promissory Notes	1,377,122	—	1,377,122	—
Line of Credit	2,000,000	—	2,000,000	—

	$11,697,122	—	3,377,122	8,105,376

The aggregate maturities of debt for each of the five years subsequent to September 30, 2022 are: $2,017,122 in 2022, $16,610,000 in 2023, $2,560,000 in 2024, $640,000 in 2025 and $0 in 2026.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

(15)	Accounting for Derivative Instruments and Hedging Activities

(a)	Interest Rate Swap

In accordance with the amended and restated credit agreement described in note 14, Term Notes and Line of Credit, the Company has a fixed for floating interest rate swap for 100% of the outstanding commercial loan amount, intended to hedge the risks associated with floating interest rates. The Company pays its counterparty the equivalent of a fixed interest payment on a predetermined notional value, and quarterly the Company receives the equivalent of a floating interest payment based on a one-month LIBOR plus 1.5% from the effective date through the termination date. As of September 30, 2022 and December 31, 2021, the Company had a derivative asset of $264,652 and a derivative liability of $34,502, respectively, which was included in the Fair value of interest rate swap on the Consolidated Statements of Financial Condition.

(b)	Impact of Derivative Instruments on the Consolidated Statement of Income

The effect of interest rate hedges is recorded to change in fair value of interest rate swap. For the nine-month periods ended September 30, 2022 and 2021 the impact to the Consolidated Statements of Income was a gain of $299,154 and $104,313, respectively.

(16)	Earnings Per Unit

Basic and diluted income per unit amounts are calculated using the weighted-average number of units outstanding for the period. For the Company, there are no dilutive potential units.

The following table reconciles net income and the weighted average units outstanding used in the computations of basic and diluted income per unit (in thousands, except for units and per unit data):

	Sept 30, 2022	Sept 30, 2021
Net Income attributed to the Company	$2,106	$5,073

Denominator:
Weighted average units outstanding - basic and diluted	7,007	6,770

Per unit:
Basic and diluted per unit	$300.56	$749.37

(17)	Equity

The Company has employee and non-employee members. Non-employee members have certain put options. At least 90 days prior to the end of each fiscal year (“Notice Year”), non-employee members may provide a

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

put notice to the Company of the member’s intent to exercise their put right to require the Company to purchase all or any of the Class B units held by the member. The total of any put notices received will be limited to 10% of the outstanding Class B Units.

The Company may deliver a voluntary call notice to its non-employee members, beginning 90 days after each Notice Year and ending 105 days after each Notice Year. The Company can call up to 20% of the outstanding Class B units.

As of September 30, 2022, there was 1 Class A share outstanding, and 7,006 Class B shares outstanding. As of December 31, 2021, there was 1 Class A share outstanding, and 6,802 Class B shares outstanding. There were no put notices placed by non-employee members in the nine-month periods ending September 30, 2022 and 2021. There were no call notices placed by the Company in the nine-month periods ended September 30, 2022 and 2021.

(18)	Revenue

Under ASC 606, Revenue from Contracts with Customers, revenue is recognized when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The following table represents the Company’s revenue disaggregated by fee type for each of the nine-month periods ended September 30, 2022 and 2021:

	Sept 30, 2022	Sept 30, 2021
Income
Investment management fees	$50,094,066	48,658,703
Trustee fees	5,152,852	4,946,339
Custody fees	2,198,530	1,968,077

Total income	$57,445,448	55,573,119

(19)	Leases

The Company determines whether an arrangement is a lease at inception. The Company has operating leases for office facilities. As of September 30, 2022, leases generally have remaining lease terms of up to 3 years, some of which include options to extend the lease term for up to 5 years. The Company considers these options in determining the lease term used to establish our right-of use assets and lease liabilities. The lease agreements do not contain any material residual guarantees or material restrictive covenants.

The Company recognizes lease liabilities at the present value of the contractual fixed lease payments discounted using our incremental borrowing rate, as the rate implicit in the lease is typically not readily determinable, as of the lease commencement date or upon modification of the lease.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

The Company has lease agreements that contain both lease and non-lease components, and accounts for lease components together with non-lease components (e.g., common-area maintenance).

The components of lease expense for the nine-month period ended September 30, 2022 was as follows:

Sept 30, 2022
Operating Lease expense	$2,249,960
Variable lease expense	1,185,315
Short-term lease expense	106,200

Total lease expense	$3,541,475

Supplemental balance sheet information related to operating leases is as follows:

	Balance Sheet Classification	September 30, 2022
Right-of-use assets	Right-of-use Asset	$8,111,819
Current lease liabilities	Lease liabilities	1,955,875
Non-current lease liabilities	Lease liabilities	6,786,485

Weighted-average remaining lease term and discount rate for operating leases are as follows:

Sept 30, 2022
Weighted-average remaining lease term	5.06
Weighted-average discount rate	3.47%

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2022 and December 31, 2021

As of September 30, 2022, the future minimum lease payments for the Company’s operating leases for each of the year’s ending December 31 were as follows:

2022	$618,488
2023	2,136,549
2024	2,126,577
2025	1,463,179
2026	1,096,275
2027 and beyond	2,127,830

Total lease payments	9,568,898
Less: Imputed Interest	(826,539)

Present value of lease liabilities	$8,742,359

(20)	Subsequent Events

Based on management’s evaluation there are no events subsequent to September 30, 2022 that require adjustment to or disclosure in the consolidated financial statements, except as noted below. Management evaluated events and transactions through and including November 14, 2022, the date these financial statements were available to be issued.

On September 6, 2022, the Company entered into a new operating lease for its San Francisco office space. The lease is effective November 1, 2022.

On October 25, 2022, the business combination agreement discussed in Note 1 was amended to include a termination fee payable by the Company of $5,500,000 if the transaction is not closed by January 4, 2023.